UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 19, 2019

Boot Barn Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36711	90-0776290
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15345 Barranca Parkway, Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

(949) 453-4400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒                                  Emerging growth company

☒                                  If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01                                           Entry into a Material Definitive Agreement

On February 19, 2019, Boot Barn Holdings, Inc. (the “Company”), and its subsidiaries entered into a Second Amendment to Credit Agreement (the “Amendment”) to the Credit Agreement (the “Credit Agreement”) dated as of June 29, 2015, by and among the Company, Boot Barn, Inc., Sheplers Holding Corporation, Sheplers, Inc., Golub Capital Markets LLC, as Administrative Agent, and the other Lenders named therein. The Amendment was entered into to address the new lease accounting standard under Accounting Standards Update No. 2016-02, “Leases (ASC 842)”, which the Company plans to adopt in the first quarter of its fiscal year 2020.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1, to this Report, and to the Credit Agreement, which has been filed as Exhibit 10.8 to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2018 filed by the Company on May 16, 2018, each of which is incorporated by reference herein.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibits

Exhibit 10.1

Second Amendment to Credit Agreement dated as of February 19, 2019, by and among Golub Capital Markets LLC, as Administrative Agent, the parties to the Credit Agreement as lenders, the Company, Boot Barn, Inc., Sheplers Holding Corporation, and Sheplers, Inc.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOOT BARN HOLDINGS, INC.

Date: February 20, 2019	By:	/s/ Gregory V. Hackman
	Name:	Gregory V. Hackman
	Title:	Chief Financial Officer and Secretary
(Principal Financial Officer and Principal Accounting Officer)